Exhibit 99.1

Investor Contact:

Lauren Morris

513.579.9911 x11994

l.morris@medpace.com

Media Contact:

Julie Hopkins

513.579.9911 x12627

j.hopkins@medpace.com

FOR IMMEDIATE RELEASE

Medpace Holdings, Inc. Reports First Quarter 2021 Results

•	Revenue of $260.0 million in the first quarter of 2021 increased 12.6% from revenue of $230.9 million for the comparable prior-year period, representing a backlog conversion rate of 16.9%.
•

Net new business awards were $356.2 million in the first quarter of 2021, representing an increase of 44.2% from net new business awards of $246.9 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.37x.

•

First quarter of 2021 GAAP net income was $43.3 million, or $1.14 per diluted share, versus GAAP net income of $29.0 million, or $0.76 per diluted share, for the comparable prior-year period. Net income margin was 16.7% and 12.5% for the first quarter of 2021 and 2020, respectively.

•	EBITDA was $53.6 million for the first quarter of 2021, an increase of 32.1% from EBITDA of $40.6 million for the comparable prior-year period, resulting in an EBITDA margin of 20.6%.

CINCINNATI, OHIO, April 26, 2021-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Results

Revenue for the three months ended March 31, 2021 increased 12.6% to $260.0 million, compared to $230.9 million for the comparable prior-year period. On a constant currency organic basis, revenue for the first quarter of 2021 increased 11.6% compared to the first quarter of 2020.

Backlog as of March 31, 2021 grew 26.1% to $1.6 billion from $1.3 billion as of March 31, 2020. Net new business awards were $356.2 million, representing a net book-to-bill ratio of 1.37x for the first quarter of 2021, as compared to $246.9 million for the comparable prior-year period. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.

For the first quarter of 2021, total direct costs were $181.5 million, compared to total direct costs of $165.8 million in the first quarter of 2020. Selling, general and administrative (SG&A) expenses were $25.7 million in the first quarter of 2021, compared to SG&A expenses of $25.1 million in the first quarter of 2020.

GAAP net income for the first quarter of 2021 was $43.3 million, or $1.14 per diluted share, versus GAAP net income of $29.0 million, or $0.76 per diluted share, for the first quarter of 2020. This resulted in a net income margin of 16.7% and 12.5% for the first quarter of 2021 and 2020, respectively.

EBITDA for the first quarter of 2021 increased 32.1% to $53.6 million, or 20.6% of revenue, compared to $40.6 million, or 17.6% of revenue, for the comparable prior-year period. On a constant currency basis, EBITDA for the first quarter of 2021 increased 34.1% from the first quarter of 2020.

A reconciliation of the Company’s non-GAAP financial measures, including EBITDA and EBITDA margin to the corresponding GAAP measures is provided below.

Balance Sheet and Liquidity

The Company’s Cash and cash equivalents were $332.9 million at March 31, 2021, and the Company generated $57.3 million in cash flow from operating activities during the first quarter of 2021.

Financial Guidance

The Company forecasts 2021 revenue in the range of $1.090 billion to $1.150 billion, representing growth of 17.7% to 24.2% over 2020 revenue of $925.9 million. GAAP net income for full year 2021 is forecasted in the range of $160.6 million to $167.6 million. Additionally, full year 2021 EBITDA is expected in the range of $205.0 million to $215.0 million. Based on forecasted 2021 revenue of $1.090 billion to $1.150 billion and GAAP net income of $160.6 million to $167.6 million, diluted earnings per share (GAAP) is forecasted in the range of $4.24 to $4.42. This guidance assumes a full year 2021 tax rate of 12.0% to 13.0% and does not reflect the potential impact of any share repurchases the Company may make pursuant to the share repurchase program.

Conference Call Details

Medpace will host a conference call at 9:00 a.m. ET, Tuesday, April 27, 2021, to discuss its first quarter 2021 results.

To participate in the conference call, dial 800-219-7113 (domestic) or 574-990-1030 (international) using the passcode 8676289.

To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

A recording of the call will be available until Tuesday, May 4, 2021. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) using the passcode 8676289.

About Medpace

Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 3,900 people across 40 countries as of March 31, 2021.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our forecasted financial results, the anticipated impact of the coronavirus pandemic on our business, and the effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,” “anticipate,” “project,” “goal,” “objective,” “potential,” “range,” “estimate,” “preliminary,” similar expressions, and variations or negatives of these words.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate(s); the failure to maintain or generate new business awards; fluctuation in our results between fiscal quarters and years; the risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases such as coronavirus disease COVID-19; decreased operating margins due to increased pricing pressure or other factors; our failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to increase our market share, grow our business, successfully execute our growth strategies or manage our growth effectively; the impact of a failure to retain key executives or other personnel or recruit experienced personnel; the risks associated with our information systems infrastructure, including potential cybersecurity breaches and other disruptions which could compromise patient information or our information; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services, including risks of liability resulting from harm to patients; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; general economic conditions in the markets in which we operate, including financial market conditions; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of consolidation in the biopharmaceutical industry; our failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of indications related to or withdraw an approved drug, biologic or medical device from the market; the impact of industry-wide reputational harm to CROs; and the effect of the U.K.’s withdrawal from the EU, which could have implications on our research, commercial and general business operations in the U.K. and the EU.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. If known or unknown risks or uncertainties materialize or if underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events, developments or circumstances cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Certain financial measures presented in this press release, such as EBITDA and EBITDA margin, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA and EBITDA margin or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA and EBITDA margin have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA and EBITDA margin to our closest reported U.S. GAAP measures, refer to the appendix of this press release.

We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended
	March 31,
	2021	2020
Revenue, net	$259,965	$230,879
Operating expenses:
Direct service costs, excluding depreciation and amortization	101,387	88,795
Reimbursed out-of-pocket expenses	80,151	77,006
Total direct costs	181,538	165,801
Selling, general and administrative	25,738	25,124
Depreciation	3,812	2,453
Amortization	1,278	1,997
Total operating expenses	212,366	195,375
Income from operations	47,599	35,504
Other income, net:
Miscellaneous income, net	924	617
Interest (expense) income, net	(14)	357
Total other income, net	910	974
Income before income taxes	48,509	36,478
Income tax provision	5,203	7,524
Net income	$43,306	$28,954
Net income per share attributable to common shareholders:
Basic	$1.21	$0.80
Diluted	$1.14	$0.76
Weighted average common shares outstanding:
Basic	35,753	36,024
Diluted	37,749	38,030

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share amounts)
	As Of
	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$332,877	$277,766
Accounts receivable and unbilled, net	159,997	160,962
Prepaid expenses and other current assets	40,506	34,923
Total current assets	533,380	473,651
Property and equipment, net	84,504	85,017
Operating lease right-of-use assets	112,266	113,809
Goodwill	662,396	662,396
Intangible assets, net	45,196	46,474
Deferred income taxes	556	536
Other assets	13,062	8,794
Total assets	$1,451,360	$1,390,677
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,348	$26,552
Accrued expenses	123,608	134,367
Advanced billings	277,807	255,664
Other current liabilities	24,543	23,527
Total current liabilities	447,306	440,110
Operating lease liabilities	114,144	115,143
Deferred income tax liability	14,876	13,551
Other long-term liabilities	16,107	16,094
Total liabilities	592,433	584,898
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	-	-
Common stock - $0.01 par-value; 250,000,000 shares authorized at March 31, 2021 and December 31, 2020, respectively; 35,926,158 and 35,519,989 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	359	355
Treasury stock - 185,000 shares at March 31, 2021 and December 31, 2020, respectively	(5,578)	(5,578)
Additional paid-in capital	707,877	695,904
Retained earnings	158,535	115,229
Accumulated other comprehensive loss	(2,266)	(131)
Total shareholders’ equity	858,927	805,779
Total liabilities and shareholders’ equity	$1,451,360	$1,390,677

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in thousands)	Three Months Ended
	March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$43,306	$28,954
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,812	2,453
Amortization	1,278	1,997
Stock-based compensation expense	2,871	5,445
Noncash lease expense	3,903	2,917
Deferred income tax provision	1,289	1,079
Amortization and adjustment of deferred credit	(167)	(181)
Other	124	(67)
Changes in assets and liabilities:
Accounts receivable and unbilled, net	1,089	19,301
Prepaid expenses and other current assets	(6,073)	(2,694)
Accounts payable	(2,638)	(6,809)
Accrued expenses	(10,043)	(1,757)
Advanced billings	22,143	(2,695)
Lease liabilities	(3,155)	(2,236)
Other assets and liabilities, net	(420)	3,441
Net cash provided by operating activities	57,319	49,148
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(6,507)	(5,561)
Other	(3,144)	39
Net cash used in investing activities	(9,651)	(5,522)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	9,102	1,331
Repurchases of common stock	-	(41,776)
Net cash provided by (used in) financing activities	9,102	(40,445)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(1,659)	(1,102)
INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	55,111	2,079
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	277,766	131,920
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$332,877	$133,999

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended
	March 31,
	2021	2020
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$43,306	$28,954
Interest expense (income), net	14	(357)
Income tax provision	5,203	7,524
Depreciation	3,812	2,453
Amortization	1,278	1,997
EBITDA (Non-GAAP)	$53,613	$40,571
Net income margin (GAAP)	16.7%	12.5%
EBITDA margin (Non-GAAP)	20.6%	17.6%

FY 2021 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2021
	Net Income		Net income per diluted share
	Low	High	Low	High
Net income and net income per diluted share (GAAP)	$160.6	$167.6	$4.24	$4.42
Income tax provision	21.9	24.9
Interest income, net	-	-
Depreciation	17.4	17.4
Amortization	5.1	5.1
EBITDA (Non-GAAP)	$205.0	$215.0